Lawrence H. Jacobson
(312) 258-5580

                                                                     Exhibit 8.1



                                January 15, 1997

Arvin Industries, Inc.
One Noblitt Plaza, Box 3000
Columbus, Indiana  47202-3000

          RE:  ARVIN INDUSTRIES, INC. AND ARVIN CAPITAL I
               REGISTRATION STATEMENT ON FORM S-3,
               NOS. 333-18521 AND 333-18521-01
               -------------------------------

Gentlemen:

     As special tax counsel to Arvin Capital I (the "Trust") and Arvin Industries, Inc. in connection with the issuance of up to $100,000,000 of Capital Securities of the Trust (the "Securities"), and assuming (i) the holder of the Common Securities of the Trust will have "substantial assets" (other than the Common Securities) within the meaning of Treasury Regulations Section 301.7701-2(d)(2) and (ii) the operative documents for the Securities described in the Prospectus included in the Registration Statement to which this opinion is filed as an exhibit (the "Registration Statement") will be performed in accordance with the terms described therein, we hereby confirm to you our opinion as set forth under the heading "United States Federal Income Taxation" in the Prospectus, subject to the limitations set forth therein.

     Our opinion is based on current provisions of the Internal Revenue Code of 1986, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the offering of the Securities, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "United States Federal Income Taxation" in the Registration Statement.


                                Very truly yours,

                                SCHIFF HARDIN & WAITE



                                By: /s/ Lawrence H. Jacobson
                                    ------------------------
                                    Lawrence H. Jacobson